Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lake Victoria Mining Company, Inc. (the “Company”) on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Kalenuik, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2012	By: /s/ David Kalenuik
David Kalenuik
President and Chief Executive Officer
(Principal Executive Officer)

This Certification is being furnished pursuant to Rule 15(d) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. 78r), or otherwise subject to the liability of that section. This Certification shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.